UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2024

TransAct Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-21121	06-1456680
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One Hamden Center
2319 Whitney Ave, Suite 3B, Hamden, CT	06518
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 859-6800

(Former Name or Former Address, if Changed Since Last Report): Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	TACT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 20, 2024, TransAct Technologies Incorporated (the “Company”) and Siena Lending Group LLC (the “Lender”) entered into Amendment No. 4 (the “Credit Facility Amendment”) to the Loan and Security Agreement, dated as of March 13, 2020, between the Lender and the Company, as amended by Amendment No. 1, dated as of July 21, 2021, between the Lender and the Company, Amendment No. 2, dated as of July 19, 2022, between the Lender and the Company, and that certain letter amendment, dated May 1, 2023 (Amendment No. 3), between the Lender and the Company (such Loan and Security Agreement as in effect immediately prior to the Credit Facility Amendment, the “Existing Loan Agreement” and, as amended by the Credit Facility Amendment, the “Amended Loan Agreement”). Also on November 20, 2024, the Company and the Lender entered into a Second Amended and Restated Fee Letter (the “Amended Fee Letter”) in connection with the Amended Loan Agreement. The Amended Loan Agreement did not modify the aggregate amount of the revolving commitment or the interest rate applicable to the loans.

The changes to the Existing Loan Agreement provided for in the Credit Facility Amendment include, among other things, the extension of the maturity date from March 13, 2025 to March 31, 2027. In addition, the Amended Fee Letter increases the minimum borrowing amount from $2,250,000 to $3,000,000, such that the Company is required to either maintain outstanding borrowings of at least $3,000,000 in principal amount, or during any period during which the Lender has control of the Company’s deposit account in accordance with the Amended Loan Agreement, to pay interest on at least $3,000,000 principal amount of loans, whether or not such amount of loans is actually outstanding. The Amended Fee Letter also extends the dates before which a prepayment and termination of the Loan Agreement requires the Company to pay to the Lender an early payment/termination premium, providing for (i) a two percent premium for prepayment on or prior to March 31, 2025, (ii) a one percent premium for prepayment from April 1, 2025 through March 31, 2026, and no premium for prepayment thereafter.

Copies of the Credit Facility Amendment and the Amended Fee Letter are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing descriptions of the Credit Facility Amendment and the Amended Fee Letter do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Facility Amendment and the Amended Fee Letter.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 4 To Loan and Security Agreement, dated as of November 20, 2024, between Siena Lending Group LLC and TransAct Technologies Incorporated

10.2	Second Amended and Restated Fee Letter, dated as of November 20, 2024, between Siena Lending Group LLC and TransAct Technologies Incorporated

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSACT TECHNOLOGIES INCORPORATED

By:	/s/ Steven A. DeMartino
Steven A. DeMartino
President, Chief Financial Officer, Treasurer and Secretary

Date:  November 21, 2024